UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 22, 2004, effective as of November 21, 2004 (the "Closing Date"), two wholly-owned subsidiaries of The Children's Place Retail Stores, Inc. (the "Company") consummated the acquisition (the "Closing") of the "Disney Store" chain of 313 retail stores and an Internet store in North America (the "DSNA Business"), pursuant to an Acquisition Agreement dated as of October 19, 2004 (the "Acquisition Agreement") with subsidiaries of The Walt Disney Company ("Disney"), as sellers (the "Sellers"). The DSNA Business was acquired for a preliminary working capital payment of $101.5 million, subject to a post-closing true-up, and an estimated $7.3 million in transaction costs, for a total preliminary acquisition cost of $108.7 million. These amounts were funded using cash-on-hand, borrowings under the Company's amended credit facility and an additional credit facility for two of its subsidiaries, and a short-term sellers' payable.

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for the fifty-two weeks ended January 31, 2004 ("Fiscal 2003") and the thirty-nine weeks ended October 30, 2004, and the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 30, 2004 (collectively, the "Unaudited Pro Forma Financial Statements") give pro forma effect to four transactions consummated as of November 21, 2004 (the "Transactions"):
1.     The acquisition of the DSNA Business,
2.     The license of certain intellectual property of subsidiaries of Disney,
3.     The incurrence of debt for the acquisition and the funding requirement under the Guaranty and Commitment, defined below, pursuant to the terms of the Company's credit facility with Wells Fargo Retail Finance, LLC ("Wells Fargo"), and
4.     The incurrence of debt for the acquisition pursuant to the terms of a new credit facility for the DSNA Business.

The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) assume that the Transactions took place on February 2, 2003, the first day of Fiscal 2003. The accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 30, 2004 assumes that the Transactions took place on that date. The Disney Stores North America Group's ("TDSNA") historical financial statements were prepared using a fiscal year that ends on the Saturday closest to September 30. This differs from the Company's fiscal year, which ends on the Saturday closest to January 31. For purposes of the Unaudited Pro Forma Financial Statements, the Company has used TDSNA's unaudited historical results for the fifty-two week period ended December 27, 2003 and the forty week period ended October 2, 2004. These periods are five and four weeks different, respectively, from the Company's fiscal periods. Management believes these differences in fiscal calendars do not materially impact the pro forma results presented.

At the Closing, subsidiaries of the Company and Disney entered into a long-term license and conduct of business agreement (the "License Agreement") under which the Company's subsidiaries have the right to use certain Disney intellectual property in the DSNA Business in exchange for ongoing royalty payments. Subsidiaries of the Company and TDS Franchising, LLC ("TDSF"), an affiliate of the Sellers, entered into the License Agreement, under which, in consideration of a royalty on store sales to be paid by Hoop Retail Stores, LLC ("Hoop USA") and Hoop Canada, Inc. (collectively, the "Hoop Operating Entities") to TDSF beginning in November 2006, the Hoop Operating Entities will operate retail stores in the United States and Canada from and after the Closing using the "Disney Store" name. The DSNA Business will continue to manufacture, source, offer and sell merchandise featuring "Disney-branded" characters, past, present and future. In addition, beginning in October 2005, the Hoop Operating Entities will operate the disneystore.com Internet site and e-commerce store featuring a select assortment of merchandise offered in the physical retail locations of the Disney Stores, paying a royalty to TDSF on Internet sales. The initial term of the License Agreement is 15 years, and may be extended at the Company's option for up to an additional 30 years (in 10-year increments), subject to certain conditions.

In addition, the Company and Hoop Holdings, LLC, a direct, wholly-owned subsidiary of the Company which holds the entire equity interest in Hoop USA, entered into a Guaranty and Commitment (the "Guaranty and Commitment") dated as of November 21, 2004, in favor of the Hoop Operating Entities and TDSF. As required by the Guaranty and Commitment and the Acquisition Agreement, the Company invested $50 million in the Hoop Operating Entities concurrently with the consummation of the acquisition and agreed to invest up to an additional $50 million, as necessary, from time to time in the future, to enable the Hoop Operating Entities and/or their affiliates to comply with their respective obligations under the License Agreement, to prevent and/or cure certain breaches under the License Agreement, to provide for the remodeling and other ongoing capital expenditure requirements of the Disney Stores and to fund the operations of the Disney Stores.

The Company funded its capital commitment and the preliminary working capital payment, as applicable, through cash flow from operations, through a seller's payable that was subsequently paid in full on December 14, 2004, and through short-term borrowings under its amended credit facility with Wells Fargo. The Company also negotiated a separate credit facility with Wells Fargo for the Hoop Operating Entities, which funded a portion of the working capital adjustment under the Acquisition Agreement, and also provides for the Hoop Operating Entities' working capital needs.

This acquisition is being accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations ("SFAS No. 141"). The accompanying Unaudited Pro Forma Financial Statements reflect the Company's unaudited preliminary working capital payment allocation using the principles proscribed therein. The Company has not completed its determination of accounting for the acquisition, and adjustments reflected in the accompanying Unaudited Pro Forma Financial Statements are subject to change. These Unaudited Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations which would actually have been reported had the acquisition been in effect during the periods presented, or which may be reported in the future. The Unaudited Pro Forma Financial Statements include all material adjustments required to give effect to the Transactions. The Company has made no adjustments for anticipated revenue improvements resulting from its store growth and renovation strategy or anticipated operating cost savings as a result of the Company's different merchandise sourcing strategies and the elimination of duplicative facilities and administrative staff.

The accompanying Unaudited Pro Forma Financial Statements should be read in conjunction with the historical financial statements of The Children's Place Retail Stores, Inc., filed on Form 10-K and Form 10-Q's, and The Disney Stores North America Group, filed herewith.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
For the Fifty-two Weeks Ended January 31, 2004
(In thousands, except per share amounts)

                                 Historical Results                                             Pro Forma Adjustments
                                 ------------------                                             ---------------------
                           The Children's    The Disney
                            Place Retail     Stores North     Fair Value
                             Stores, Inc.    America Group    of assets                                              Unaudited Pro
                                                              acquired and                Wells Fargo   Income Tax       Forma
                                                              liabilities     License       credit      provision     Condensed
                                             52 weeks ended     assumed       Agreement   facilities     (benefit)    Consolidated
                           52 weeks ended     December 27,     adjustments   adjustments  adjustments    adjustment   Statement of
                           January 31, 2004      2003           (Note 1)      (Note 2)     (Note 3)     (Note 4)         Loss
                           ----------------  ------------    -------------  -----------  -----------  -------------  -------------
Net sales                    $797,938         $ 580,240        $(35,920)       $ -0-       $ -0-        $ -0-         $1,342,258
    Cost of sales             485,671           386,970         (19,274)     (42,173)        -0-          -0-            811,194
                           ----------------   ------------    ------------  -----------  -----------  -------------  -------------
Gross profit                  312,267           193,270         (16,646)      42,173         -0-          -0-            531,064
    Selling, general
    and administrative
    expenses                  275,321           306,186         (43,511)      25,892         -0-          -0-            563,888

    Restructuring and
    impairment
    charges (reversals)           448            15,509         (15,509)         -0-         -0-          -0-                448
                           ----------------   ------------    ------------  -----------  -----------   ------------   ------------
Operating income (loss)        36,498          (128,425)         42,374       16,281         -0-          -0-            (33,272)
    Other income
    (expense)                     255              (408)            -0-          -0-      (4,270)         -0-             (4,423)
                           ----------------   ------------    ------------  -----------  -----------   ------------   ------------

Income (loss) from
continuing operations
before taxes                   36,753          (128,833)         42,374       16,281      (4,270)         -0-            (37,695)
    Income tax provision
    (benefit)                  13,796               -0-             -0-          -0-         -0-       (27,932)          (14,136)
                           ----------------   ------------    ------------  -----------  -----------  -------------   ------------

Income (loss) from
continuing operations        $ 22,957         $(128,833)       $ 42,374     $ 16,281     $(4,270)     $ 27,932          $(23,559)
                           ================   ============    ============  ===========  ===========  =============   ============
  Basic net income
  (loss) from
  continuing operations
  per common share              $0.86               N/A                                                                   $(0.88)

    Basic weighted
    average common
    shares outstanding         26,646                                                                                     26,646

  Diluted net income
  (loss) from continuing
  operations per common
  share                         $0.85               N/A                                                                   $(0.88)

    Diluted weighted
    average common
    shares outstanding         27,099                                                                                     26,646

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
For the Thirty-nine Weeks Ended October 30, 2004
(In thousands, except per share amounts)

                                 Historical Results                                             Pro Forma Adjustments
                                 ------------------                                             ---------------------
                           The Children's    The Disney
                            Place Retail     Stores North     Fair Value
                             Stores, Inc.    America Group    of assets                                               Unaudited Pro
                                                              acquired and                Wells Fargo    Income Tax       Forma
                                                              liabilities      License       credit       provision     Condensed
                                             40 weeks ended     assumed       Agreement   facilities      (benefit)    Consolidated
                           39 weeks ended     October 2,       adjustments   adjustments  adjustments     adjustment   Statement of
                           October 30, 2004       2004           (Note 1)      (Note 2)     (Note 3)      (Note 4)         Loss
                           ----------------  --------------    ------------- -----------  ------------  ------------  --------------
Net sales                    $695,440          $ 358,317        $ (1,946)       $ -0-       $ -0-         $ -0-         $1,051,811
    Cost of sales             431,300            231,378          (3,095)     (25,829)        -0-           -0-            633,754
                           ----------------  --------------    ------------- -----------  ------------  ------------  --------------
Gross profit                  264,140            126,939           1,149       25,829         -0-           -0-            418,057
    Selling, general
    and administrative
    expenses                  232,109            187,772         (14,166)      14,934         -0-           -0-            420,649

    Restructuring and
    impairment
    charges (reversals)           -0-             (1,596)          1,596          -0-         -0-           -0-                -0-
                           ----------------  --------------    -------------  ----------   -----------  ------------  --------------

Operating income (loss)        32,031            (59,237)         13,719       10,895         -0-           -0-             (2,592)
    Other income
    (expense)                     154              1,361             -0-          -0-      (3,202)          -0-             (1,687)
                           ----------------  --------------    -------------  ----------   -----------  ------------  --------------

Income (loss) from
continuing operations
before taxes                   32,185            (57,876)         13,719       10,895      (3,202)          -0-             (4,279)
    Income tax provision
    (benefit)                  12,881                -0-             -0-          -0-         -0-       (14,593)            (1,712)
                           ----------------  --------------    ------------- -----------  ------------ -------------  --------------

Income (loss) from
continuing operations        $ 19,304          $ (57,876)       $ 13,719     $ 10,895     $(3,202)     $ 14,593           $ (2,567)
                           ================  ==============    ============= ===========  ============ =============  =============

  Basic net income
  (loss) from
  continuing operations
  per common share              $0.72                N/A                                                                    $(0.10)

    Basic weighted
    average common
    shares outstanding         26,867                                                                                       26,867

  Diluted net income
  (loss) from continuing
  operations per common
  share                         $0.70                N/A                                                                    $(0.10)

    Diluted weighted
    average common
    shares outstanding         27,475                                                                                       26,867

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of October 30, 2004
(In thousands, except per share amounts)

                                                                                                 Preliminary        Unaudited Pro
                                                        The Children's        The Disney       working capital          Forma
                                                        Place Retail         Stores North          payment             Condensed
                                                        Stores, Inc.        America Group     allocation (Note        Consolidated
                                                       October 30, 2004    October 2, 2004          1)               Balance Sheet
                                                       ----------------    ----------------   ------------------   ----------------
ASSETS
 Cash and cash equivalents                                $ 45,344             $9,739           $ (9,202)             $ 45,881
 Accounts receivable                                        14,249              7,864               (195)               21,918
 Inventories                                               143,367            100,412               (175)              243,604
 Prepaid expenses and other current assets                  23,588             12,752               (775)               35,565
                                                       ----------------   -----------------   ------------------   ----------------
     Total current assets                                  226,548            130,767            (10,347)              346,968
 Property & equipment, net                                 153,866             47,016            (47,016)              153,866
 Other long-term assets                                     14,054              1,931             (4,218)               11,767
 Fair value of net assets acquired over (under)
    cost                                                       -0-                -0-                -0-                   -0-
                                                       ----------------    ----------------   ------------------   ----------------
        Total assets                                      $394,468           $179,714           $(61,581)             $512,601
                                                       ================   =================   ==================    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
 LIABILITIES:
 Accounts payable                                         $ 40,721           $ 35,596             $ (882)             $ 75,435
 Accrued expenses, interest and other current
 liabilities                                                56,183             32,373              6,119                94,675
 Borrowings under credit facilities                            -0-                -0-             40,056                40,056
                                                       ----------------   -----------------   ------------------   ----------------
     Total current liabilities                              96,904             67,969             45,293               210,166
 Deferred rent liabilities                                  15,608                -0-              3,500                19,108
 Other long-term liabilities                                   -0-              5,713             (5,713)                  -0-
                                                       ----------------   -----------------   -------------------   ---------------
        Total liabilities                                  112,512             73,682             43,080               229,274
                                                       ----------------   -----------------   -------------------   ---------------

 STOCKHOLDERS' EQUITY:
 Common stock                                                2,694                -0-                -0-                 2,694
 Additional paid-in-capital                                103,963                -0-                -0-               103,963
 Accumulated other comprehensive income                      5,705                -0-                -0-                 5,705
 Retained earnings                                         169,594                -0-              1,371               170,965
 Group equity                                                  -0-            106,032           (106,032)                  -0-
                                                       ----------------   -----------------   ------------------    ---------------
        Total stockholders' equity                         281,956            106,032           (104,661)              283,327
                                                       ----------------   -----------------   ------------------    ---------------
        Total liabilities and stockholders' equity        $394,468           $179,714          $ (61,581)             $512,601
                                                       ================   =================   ==================    ===============

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Preliminary Working Capital Payment Allocation

The acquisition of the DSNA Business is being accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. As such, the Company has undertaken an analysis of the fair value of tangible and intangible assets acquired and liabilities assumed, and determined the preliminary value of any excess of value of net assets acquired over cost.

As of the date of the Unaudited Pro Forma Condensed Consolidated Balance Sheet, the Company's preliminary working capital payment allocation is as follows:

                                                                 Preliminary
                                                                   working
                                                                   capital
                                                                   payment
                                                                 allocation
                                                                ------------
Preliminary Purchase Price Paid:
     Cash consideration                                          $ 40,056
     Transaction costs                                              7,250
                                                                 --------
         Total cost                                                47,306
                                                                 --------
Preliminary Fair Value of Assets Acquired and
Liabilities Assumed:
     Inventories                                                  100,237
     Prepaid expenses and other current assets                     20,183
     Property & equipment                                          36,022
     Accounts payable and accrued expenses                        (67,329)
     Deferred rent and other long-term liabilities                 (3,500)
                                                                 --------
         Total fair value of net assets acquired                   85,613
                                                                 --------
Preliminary Fair Value of Assets Acquired and
Liabilities Assumed                                                38,307
Allocation of Excess of Fair Value of Net Assets
Acquired over Cost to Long-lived Assets                            36,022
                                                                 --------
Extraordinary gain on the acquisition of The Disney
Stores                                                             $2,285
                                                                 ========
Extraordinary gain on the acquisition of The Disney
Stores, net of tax                                                 $1,371
                                                                 ========

This preliminary working capital payment allocation is subject to finalization, as discussed below, and may differ materially from the Company's final working capital payment allocation, which could have a material effect on the Company's financial position or results of operations.

Preliminary Working Capital Payment Amount

Under the Acquisition Agreement, the preliminary working capital payment amount was determined using acquired net working capital, as defined, as of the Closing Date, subject to true-up. The amount of the true-up has not been reflected in the accompanying Unaudited Pro Forma Financial Statements since it has not been finalized by the Company. However, the Company believes that the true-up amount will not have a material impact on its financial position or results of operations.

The preliminary working capital payment amount of $40,056,000 reflected in the Unaudited Pro Forma Condensed Consolidated Balance Sheet differs materially from the amount actually paid at the Closing Date of $101.5 million because of an increase in acquired net working capital after October 2, 2004 driven by higher inventory levels in advance of holiday sales and lower accounts payable and accrued liabilities. The Company does not anticipate that the actual amount of the extraordinary gain on the acquisition of the DSNA Business will differ materially from the pro forma amount below as a result of this difference between the actual and pro forma preliminary working capital amounts. In addition to the amount paid for the DSNA Business, the Company incurred approximately $7,250,000 in transaction costs, including professional fees for legal, investment banking and accounting services in connection with the acquisition.

The accompanying Unaudited Pro Forma Balance Sheet reflects the pro forma adjustments to record these preliminary working capital payment components, as follows:

                                                                                Record pro
                                                                                  forma
                                                                                preliminary
                                                                                  working
                                                                                  capital           Record
                                                                                  payment         transaction
                                                                                   amount             fees
                                                                                -------------   --------------
ASSETS
     Other long-term assets                                                          $ -0-        $(2,287)
     Fair value of net assets acquired over (under) cost                            40,056          7,250
                                                                                -------------   --------------
            Total assets                                                           $40,056        $ 4,963
                                                                                =============   ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
     LIABILITIES:
     Accrued expenses, interest and other current liabilities                        $ -0-         $4,963
     Borrowings under credit facilities                                             40,056            -0-
                                                                                -------------   --------------
            Total liabilities                                                       40,056          4,963
                                                                                -------------   --------------

     STOCKHOLDERS' EQUITY:
                                                                                -------------   --------------
            Total stockholders' equity                                                 -0-            -0-
                                                                                -------------   --------------
            Total liabilities and stockholders' equity                             $40,056         $4,963
                                                                                =============   ==============

Preliminary Fair Value of Assets Acquired and Liabilities Assumed

The Company has determined that certain assets and liabilities, such as inventories and obligations under real estate leases, require fair value adjustments and is in the process of finalizing these amounts with the Company's valuation advisors. Although not anticipated by the Company, the actual fair values of these items may differ materially from the Company's current fair value estimates that are reflected in the accompanying Pro Forma Financial Statements, which could have a material effect on the Company's financial position or results of operations.

The Company accounts for its inventories using the retail inventory method, a different method than the average cost method reflected in TDSNA's historical financial statements. The Company has not conformed the different accounting methods in the accompanying Pro Forma Financial Statements since the relevant historical data required to do so was not available. The Company has reflected the acquired inventory at its estimated fair value in the accompanying Unaudited Pro Forma Financial Statements. The Company believes the retail inventory method would reflect a lower inventory balance on a prospective basis.

In addition, under the provisions of the Acquisition Agreement, certain assets were not acquired and certain liabilities were not assumed, such as certain store locations, all distribution center and administrative office property and equipment and liabilities, all Federal and state deferred income tax assets and liabilities, and certain payroll and employee benefit-related liabilities. The accompanying Unaudited Pro Forma Financial Statements reflect these pro forma adjustments to the historical book value of these assets and liabilities. Management has not made any adjustments for duplicative administrative and distribution center costs that were not acquired since they represent potentially unrealizable cost savings.

The adjustments for elimination of assets not acquired and liabilities not assumed reflect a reduction of revenues and expenses from the elimination of losses from stores not acquired. In addition, the majority of the fair value adjustments below reflect the elimination of depreciation expenses in conjunction with the write down of long-lived assets as discussed below. The adjustments in the Unaudited Pro Forma Condensed Consolidated Statement of Income (Loss) are comprised as follows:

                                                  52 weeks ended                   39 weeks ended
                                                 January 31, 2004                 October 30, 2004
                                                 ----------------                 ----------------
                                           Remove stores                     Remove stores
                                           and assets not                    and assets not
                                            acquired and                     acquired and
                                             liabilities    Fair value        liabilities    Fair value
                                             not assumed    adjustments       not assumed    adjustments
                                           --------------  ------------      -------------   -----------
Net sales                                     $(35,920)          $ -0-          $(1,946)          $ -0-
       Cost of sales                           (22,283)          3,009           (2,014)        (1,081)
                                           --------------  ------------      -------------   -----------
Gross profit                                   (13,637)        (3,009)                68          1,081
       Selling, general and
       administrative expenses                 (17,933)       (25,578)           (1,541)       (12,625)
       Restructuring and impairment
       charges (reversals)                     (15,509)            -0-             1,596            -0-
                                           --------------  ------------      -------------   -----------
Operating income (loss)                        $ 19,805       $ 22,569              $ 13       $ 13,706
                                           =============   ============      =============   ===========

The adjustment to remove stores and assets not acquired and liabilities not assumed is higher in the fifty-two weeks ended January 31, 2004 versus the thirty-nine weeks ended October 30, 2004 because TDSNA management executed a significant restructuring and store closing program during the period ended January 31, 2004, whose results of operations were already excluded from the period ended October 30, 2004. Since these closed stores' operations were not included in the 313 stores acquired by the Company, they have been removed from TDSNA's historical financial results using this pro forma adjustment.

The adjustments in the Unaudited Pro Forma Condensed Consolidated Balance Sheet relate primarily to the exclusion of all distribution center and administrative office property and equipment and liabilities, all Federal and state deferred income tax assets and liabilities, and certain payroll and employee benefit-related liabilities, and are comprised as follows:

                                                                                    Remove
                                                                                  stores and
                                                                                  assets not
                                                                                 acquired and
                                                                                  liabilities      Fair value
                                                                                  not assumed      adjustments
                                                                                 ---------------  ---------------
ASSETS
     Cash and cash equivalents                                                       $(9,202)          $-0-
     Accounts receivable                                                                (195)           -0-
     Inventories                                                                      (2,487)         2,312
     Prepaid expenses and other current assets                                          (316)          (459)
                                                                                 ---------------  ---------------
         Total current assets                                                        (12,200)         1,853
     Property & equipment                                                            (10,994)           -0-
     Other long-term assets                                                           (1,931)           -0-
     Fair value of net assets acquired over (under) cost                             (88,196)         2,583
                                                                                 ---------------  ---------------
            Total assets                                                           $(113,321)        $4,436
                                                                                 ===============  ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
     LIABILITIES:
     Accounts payable                                                                 $ (882)          $-0-
     Accrued expenses, interest and other current liabilities                           (694)           936
                                                                                 ---------------   --------------
         Total current liabilities                                                    (1,576)           936
     Deferred rent liabilities                                                           -0-          3,500
     Other long-term liabilities                                                      (5,713)           -0-
                                                                                 ---------------   --------------
            Total liabilities                                                         (7,289)         4,436
                                                                                 ---------------   --------------

     STOCKHOLDERS' EQUITY:
     Group equity                                                                   (106,032)           -0-
                                                                                 ---------------  ---------------
            Total stockholders' equity                                              (106,032)           -0-
                                                                                 ---------------  ---------------
            Total liabilities and stockholders' equity                             $(113,321)        $4,436
                                                                                 ===============  ===============

Allocation of Excess of Fair Value of Net Assets Acquired over Cost to Long-lived Assets

Under SFAS No. 141, any excess of fair value of net assets acquired over cost (the "Excess") is to be allocated to all acquired assets except financial assets, assets to be disposed of by sale, deferred tax assets and prepaid assets relating to pension or other postretirement benefit plans, and any other current assets. Therefore, the Company has allocated the Excess to its acquired property and equipment. The accompanying Pro Forma Condensed Consolidated Statements of Income (Loss) reflect lower depreciation expense due to this decreased recorded basis in property and equipment upon acquisition.

If any Excess remains after allocation to long-lived assets, SFAS No. 141 states that remaining Excess should be recorded as an extraordinary gain. The Company anticipates that such an extraordinary gain will exist upon finalization of the actual working capital payment allocation, but has not recorded a pro forma amount in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss).

The accompanying Unaudited Pro Forma Balance Sheet reflects pro forma adjustments to record the allocation of the Excess to acquired property and equipment and to reflect the balance sheet impact of the recognition of an extraordinary gain, as follows:

                                                                    Allocate
                                                                    excess of
                                                                  fair value of
                                                                    net assets
                                                                  acquired over
                                                                  cost to long-
                                                                  lived assets
                                                                  --------------
ASSETS
     Property & equipment                                           $(36,022)
     Fair value of net assets acquired over (under) cost              38,307
                                                                  --------------
            Total assets                                              $2,285
                                                                  ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
     LIABILITIES:
     Accrued expenses, interest and other current liabilities           $914
                                                                  --------------
            Total liabilities                                            914
                                                                  --------------

     STOCKHOLDERS' EQUITY:
     Retained earnings                                                 1,371
                                                                  --------------
            Total stockholders' equity                                 1,371
                                                                  --------------
            Total liabilities and stockholders' equity                $2,285
                                                                  ==============

Note 2: License Agreement

At the Closing, subsidiaries of the Company and Disney entered into the License Agreement under which the Company's subsidiaries have the right to use certain Disney intellectual property in exchange for ongoing royalty payments. Subsidiaries of the Company and TDSF, an affiliate of the Sellers, entered into the License Agreement, under which, in consideration of a royalty on store sales to be paid by the Hoop Operating Entities to TDSF beginning in November 2006, the Hoop Operating Entities will operate retail stores in the United States and Canada from and after the Closing using the "Disney Store" name. The DSNA Business will continue to manufacture, source, offer and sell merchandise featuring "Disney-branded" characters, past, present and future. In addition, beginning in October 2005, the Hoop Operating Entities will operate the disneystore.com Internet site and e-commerce store featuring a select assortment of merchandise offered in the physical retail locations of the Disney Stores, paying a royalty to TDSF on Internet sales. The initial term of the License Agreement is 15 years, and may be extended at the Company's option for up to an additional 30 years, subject to certain conditions.

The License Agreement provides for a royalty payable to TDSF equal to 5% of Net Sales, as defined therein, from physical store locations operated by the Hoop Operating Entities from and after the second anniversary of the Closing Date (November 21, 2006) throughout the remainder of the initial 15-year term of the License Agreement and any extensions thereof. With respect to certain stores, in addition to a variable initial abatement period determined on a store-by-store basis, there is a further three-year deferral of the royalty commencement date. The License Agreement also calls for a royalty payment to TDSF from the Hoop Operating Entities, beginning in October 2005, equal to 5% of Net Sales for the Internet store that will be operated by the Hoop Operating Entities. In October 2006, the Internet store royalty will increase to 9% (or, in certain circumstances 10%) of Net Sales for the duration of the term of the License Agreement.

In addition, after the second anniversary of the Closing Date, the License Agreement requires the Hoop Operating Entities to make minimum royalty payments. If the royalty payable in the contract year is less than the minimum royalty amount, the Hoop Operating Entities must pay the additional royalty. The Company believes that royalty payable in the normal course of business will exceed this minimum royalty amount.

The Company's accounting policy for such royalties is to recognize royalty expense, reduced by the straight-line amount of the estimated value of the royalty abatement throughout the initial fifteen-year term of the royalty agreement. The actual value of the abatement is not determinable until the completion of the valuation period, and may differ materially from the Company's current estimate. Royalty expense recognized in excess of cash royalty payments is accounted for on the Company's consolidated balance sheet as deferred royalty expense. There is no amount recorded for such excess in the accompanying Unaudited Pro Forma Condensed Consolidated Balance Sheet since it assumes the Transactions took place on October 30, 2004. As such, no royalty expense in excess of cash royalty payments would have been recorded prior to that date.

The adjustments reflect a reclassification of the historical amounts of royalty expense recorded by TDSNA from cost of sales to selling, general and administrative expenses to conform to the Company's presentation, and a reduction of the royalty expense due to the lower royalty rate charged to the Hoop Operating Entities versus the royalty rate charged to TDSNA.

These adjustments are comprised as follows:

                                                      52 weeks ended                   39 weeks ended
                                                     January 31, 2004                 October 30, 2004
                                                ------------------------------   ----------------------------

                                                                   Reduce                           Reduce
                                                                royalty rate                     royalty rate
                                                 Reclassify      and record       Reclassify      and record
                                                  royalty         abatement         royalty        abatement
                                                  expense          benefit          expense         benefit
                                                ------------   ---------------    ----------    --------------
      Cost of sales                              $(42,173)         $ -0-          $(25,829)         $ -0-
                                                ------------   ---------------    ----------    --------------
Gross profit                                       42,173            -0-            25,829            -0-
      Selling, general and administrative
      expense                                      42,173        (16,281)           25,829        (10,895)
                                                ------------   ---------------    ----------    --------------
Operating income (loss)                             $ -0-       $ 16,281             $ -0-       $ 10,895
                                                ============   ===============    ==========    ==============

The accompanying Pro Forma Condensed Consolidated Statements of Income (Loss) reflect the pro forma adjustments to record the royalty expense under the License Agreement, net of the estimated value of the abatement. Royalty expense recorded in the TDSNA historical statements of loss for the fifty-two weeks ended December 27, 2003 and for the 40 weeks ended October 2, 2004 approximates $42.2 million and $25.8 million, respectively. The net royalty expense in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) for Fiscal 2003 and the thirty-nine weeks ended October 30, 2004 amounts to $22,539,000 and $14,242,000 respectively.

Note 3: Wells Fargo Credit Facilities

In connection with the Closing, certain of the Company's subsidiaries entered into a Loan and Security Agreement (the "Hoop Loan Agreement") dated as of November 21, 2004 with certain financial institutions and Wells Fargo, as administrative agent, establishing a senior secured credit facility for Hoop USA. The Hoop Loan Agreement provides for borrowings of up to $100 million (including a sub-limit for letters of credit of $80 million), subject to the amount of eligible inventory and accounts receivable of Hoop USA from time to time. The term of the facility extends until November 1, 2007 with successive one-year renewal options. Amounts outstanding under the Hoop Loan Agreement bear interest at a floating rate equal to the prime rate plus a pre-determined margin or, at the Company's option, the LIBOR rate plus a pre-determined margin. The prime rate margin will be 0.25% and the LIBOR margin will be 2.0% or 2.25%, depending on Hoop USA's level of excess availability from time to time. The Hoop Loan Agreement contains various covenants, including limitations on indebtedness, maintenance of certain levels of excess collateral and restrictions on the payment of dividends and payment of any indebtedness of the Hoop Operating Entities held by the Company. Credit extended under the Hoop Loan Agreement is secured by a first priority security interest in substantially all the assets of the Hoop Operating Entities and their subsidiaries. Neither the Company nor Hoop Holdings has guaranteed the obligations of the Hoop Operating Entities under the Hoop Loan Agreement or pledged any assets owned directly by them as collateral for such obligations. Borrowings and letters of credit under the Hoop Loan Agreement will be used by Hoop USA and its subsidiary Hoop Canada for working capital purposes for the Disney Stores.

As of October 30, 2004, the Company amended and restated its then-existing credit facility with Wells Fargo (the "Amended Loan Agreement"), partly in connection with its acquisition of the DSNA Business. The Amended Loan Agreement provides for borrowings of up to $130 million (including a sub-limit for letters of credit of $100 million) and extends the term of the facility until November 1, 2007 with successive one-year renewal options. Amounts outstanding under the Amended Loan Agreement bear interest at a floating rate equal to the prime rate or, at the Company's option, a LIBOR rate plus a pre-determined margin. The LIBOR margin will be 1.50% to 3.00%, depending on the Company's level of excess availability from time to time. The Company expects to use borrowings under the Amended Loan Agreement for working capital purposes and to support the acquisition of the Disney Stores.

The accompanying Pro Forma Condensed Consolidated Statements of Income (Loss) reflect the pro forma adjustments to record the interest expense under the Hoop Loan Agreement and the Amended Loan Agreement. Given expected future operating and store expansion and renovation cash needs, the Company anticipates that borrowings under these agreements will be higher on average than historically experienced by the Company. Therefore, for Unaudited Pro Forma Condensed Consolidated Statements of Income (Loss) purposes, the Company has assumed that acquisition related borrowings under these loan agreements were outstanding for the entire period.

The adjustments reflect higher interest expense due to the higher outstanding loan balance as well as additional amortization of debt issuance costs. For Fiscal 2003, the adjustment amount is comprised of $292,000 of amortization of debt issuance costs and $3,978,000 of interest expense. For the thirty-nine weeks ended October 30, 2004, the adjustment amount is comprised of $219,000 of amortization of debt issuance costs and $2,983,000 of interest expense.

Note 4: Income Tax Provision (Benefit)

Given the Company's historical taxable earnings, the accompanying Pro Forma Condensed Consolidated Statements of Income (Loss) reflect the pro forma adjustment to record the tax benefit resulting from the pro forma pre-tax losses, which the Company believes would have been realizable through tax loss carry backs. The Company does not anticipate its effective tax rate changing materially as a result of the acquisition of the DSNA Business, therefore, the accompanying Pro Forma Financial Statements use the Company's historical effective tax rates.